UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2013

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Rockefeller Plaza, Suite 400, New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Annual Meeting of Stockholders (the “Meeting”) of Intervest Bancshares Corporation (the “Company”) was held on May 23, 2013. As reported under Item 5.07 below, at the Meeting, the Company’s stockholders elected directors and approved the Company’s 2013 Equity Incentive Plan. A copy of this plan was filed as Appendix A to the Company’s Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on April 11, 2013.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

As of the record date of March 28, 2013, there were a total of 21,925,089 shares of the Company’s common stock outstanding and entitled to vote at the Meeting. At the Meeting, 20,272,325 shares of common stock were present in person or by proxy, representing a quorum.

At the Meeting, the Company’s stockholders: (i) elected each of the eight persons listed below under “Election of Directors” to serve as a director of the Company until the next annual meeting of stockholders; (ii) approved the election of two additional directors listed below under “Contingent Election of Directors”, contingent upon redemption or purchase of the Company’s outstanding Series A Preferred Stock held by the U.S. Treasury; (iii) approved a non-binding advisory proposal on executive officer compensation; (iv) approved, on an advisory basis, the frequency of future advisory votes on executive compensation; (v) approved the Company’s 2013 Equity Incentive Plan; and (vi) ratified the appointment of Hacker, Johnson & Smith, P.A., P.C., as the Company’s independent auditor for 2013.

The results of the votes cast at the Meeting on the matters noted above are set out below.

1.	Election of Directors.

Directors	Votes For	Withheld	Abstain	Broker Non-Votes
Michael A. Callen	11,440,838	494,908	—	8,336,579
Lowell S. Dansker	10,788,195	1,147,551	—	8,336,579
Paul R. DeRosa	11,588,359	347,387	—	8,336,579
Stephen A. Helman	10,788,995	1,146,751	—	8,336,579
Wayne F. Holly	11,590,953	344,793	—	8,336,579
Lawton Swan, III	11,588,159	347,587	—	8,336,579
Thomas E. Willett	11,588,359	347,387	—	8,336,579
Wesley T. Wood	11,588,359	347,387	—	8,336,579

2.	Contingent Election of Directors.

Directors	Votes For	Withheld	Abstain	Broker Non-Votes
C. Wayne Crowell	11,585,409	350,037	—	8,336,579
Susan Roth Katzke	11,585,709	350,037	—	8,336,579

As is indicated above, the election of Ms. Katzke and Mr. Crowell was approved by a plurality of the Company’s common stockholders at the Meeting. However, as discussed in the Company’s Definitive Proxy Statement, their election to the Company’s Board of Directors by the Company’s common stockholders was contingent upon the Company’s redemption or purchase, prior to the Meeting, of its issued and outstanding Series A Preferred Stock held by the U.S. Treasury. Because such redemption or repurchase did not occur prior to the Meeting, this contingency was not satisfied, and therefore the election of these two directors by the Company’s common stockholders was not effective. Ms. Katzke and Mr. Crowell remain on the Company’s Board of Directors as appointees of the U.S. Treasury.

3.	Non-Binding Advisory Proposal on the Compensation of Executive Officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
11,551,120	343,437	41,189	8,336,579

4.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.

Annually	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
11,592,991	103,240	132,375	107,140	8,336,579

5.	Approval of the 2013 Equity Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
10,314,515	1,572,095	49,136	8,336,579

6.	Ratification of Appointment of Hacker, Johnson & Smith P.A., P.C. as independent auditor for 2013.

Votes For	Votes Against	Abstain	Broker Non-Votes
20,124,445	130,710	17,170	0

Consistent with the preference expressed by a plurality of the Company’s stockholders in the Say on Frequency Vote (proposal #4), the Board of Directors of the Company determined, at a subsequent meeting of the Board of Directors, that the Company will hold a Say on Pay vote annually until the next Say on Frequency Vote, which will occur not later than the Company’s 2019 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: May 24, 2013	By:	/s/ Lowell S. Dansker
Lowell S. Dansker
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: May 24, 2013	By:	/s/ John J. Arvonio
John J. Arvonio
Chief Financial and Accounting Officer
(Principal Financial Officer)